Exhibit 99.2
STRICTLY PRIVATE & CONFIDENTIAL Powering America: From the Ground to the Grid I N V E S T O R P R E S E N T A T I O N 2 0 2 5

STRICTLY PRIVATE & CONFIDENTIAL Legal Disclaimers © 2025 EAGLE ENERGY METALS CORP. 2 The information contained in this presentation is provided solely to assist interested parties in making their own evaluation with respect to a potential business combination between Eagle Energy Metals Corp. (“Eagle Energy Metals” or the “Company”) and Spring Valley Acquisition Corp II (“Spring Valley”) and related transactions (the “Potential Business Combination”) and for no other purpose. By reviewing or reading this presentation, you will be deemed to have agreed to the obligations and restrictions set out below. This presentation supersedes and replaces all previous oral or written communications between the parties hereto relating to the subject matter hereof. This presentation and any accompanying oral statements is not an offer to sell nor is it a solicitation of any offer to buy any securities nor a recommendation to buy, any securities in any jurisdiction, nor the solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the Potential Business Combination or any related transactions, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction. This presentation does not constitute either advice or a recommendation regarding any securities. Any offer to sell securities will be made only pursuant to a definitive subscription (or comparable) agreement (a “Subscription Agreement”) and will be made in reliance on an exemption from registration under the Securities Act of 1933, as amended, for offers and sales of securities that do not involve a public offering. Spring Valley and the Company reserve the right to withdraw or amend for any reason any offering and to reject any Subscription Agreement for any reason. The communication of this presentation is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation, and conveys no right, title or interest in the Company or the products of its business activities. The information contained herein is confidential and strictly proprietary. By accepting this document, the recipient agrees not to reproduce its contents nor disclose or distribute same to any person or entity without the expressed prior consent of the Company and Spring Valley. This presentation does not purport to be all-inclusive or to contain all of the information you or any prospective investor may desire. No representations or warranties, express or implied are given in, or in respect of, this presentation. To the fullest extent permitted by law, in no circumstances will Spring Valley, the Company or any of their respective subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. Industry and market data used in this presentation have been obtained from third-party industry publications and sources as well as from research reports prepared for other purposes. Neither Spring Valley nor the Company has independently verified the data obtained from these sources and cannot assure you of the data’s accuracy or completeness. This data is subject to change. Recipients of this presentation are not to construe its contents, or any prior or subsequent communications from or with Spring Valley, the Company or their respective representatives as investment, legal or tax advice. In addition, this presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of the Company or the Potential Business Combination. Recipients of this presentation should each make their own evaluation of the Company and the Potential Business Combination and of the relevance and adequacy of the information and should make such other investigations as they deem necessary. In connection with the Potential Business Combination, a registration statement on Form S-4 (the “Form S-4”) is expected to be filed with the SEC by Spring Valley, the Company or a new entity formed to facilitate the Potential Business Combination. The Form S-4 will include a preliminary proxy statement for the stockholders of Spring Valley that also constitutes a preliminary prospectus. These materials will contain important information about Spring Valley, the Company and the Potential Business Combination. The Form S-4 and other documents in connection with the Potential Business Combination will be filed after you have made an investment decision one way or the other regarding any potential investment in the Company or Spring Valley. Because of this sequencing, when deciding whether to invest in the Company or Spring Valley, you should carefully consider the information made available to you, including this presentation, through the date of your decision. If you sign a Subscription Agreement, you will be required to make certain representations relating to the foregoing. When available, the definitive proxy statement/prospectus will be mailed to Spring Valley’s stockholders as of a record date to be established for voting on the Potential Business Combination. Interested parties will also be able to obtain free copies of such documents filed with the SEC (once available) at the SEC’s website located at www.sec.gov, or security holders may direct a request to Spring Valley Acquisition Corp. II, Attn: Corporate Secretary, 2100 McKinney Avenue, Suite 1675, Dallas, Texas 75201. Spring Valley, the Company and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Spring Valley’s security holders in connection with the Potential Business Combination. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Spring Valley’s directors and executive officers in its filings with the SEC, including Spring Valley’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 11, 2025 (the “2024 Form 10-K”). Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Spring Valley’s security holders in connection with the Potential Business Combination will be set forth in the Form S-4, along with information concerning the interests of Spring Valley’s and the Company’s participants in the solicitation. Such interests may, in some cases, be different from those of Spring Valley’s or the Company’s equity holders generally. Cautionary Note Regarding Forward-Looking Statements This presentation contains statements that involve substantial risks and uncertainties. Any statements contained in this presentation that are not statements of historical facts may be deemed to be forward-looking statements. These forward-looking statements include, without limitation, statements relating to: the Potential Business Combination; expected growth of the Company’s business; the abilities to execute the Company’s

STRICTLY PRIVATE & CONFIDENTIAL Legal Disclaimers (Cont’d) © 2025 EAGLE ENERGY METALS CORP. 3 strategies; projected and estimated financial performance; anticipated industry trends; the future price of minerals; future capital expenditures; success of exploration activities; mining or processing issues; government regulation of mining operations; and environmental risks. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the negotiations and any subsequent definitive agreements with respect to the Potential Business Combination, and the possibility that the terms and conditions set forth in any definitive agreements with respect to the Potential Business Combination may differ materially from the terms and conditions currently expected; the outcome of any legal proceedings that may be instituted against the parties following the announcement of the Potential Business Combination and any definitive agreements with respect thereto; the risk that the Potential Business Combination may not be completed in a timely manner or at all; the failure to satisfy the conditions to the consummation of the Potential Business Combination, including the approval of the shareholders of Spring Valley; costs related to the Potential Business Combination; actual or potential conflicts of interest of Spring Valley’s management with its public stockholders; the effect of the announcement or pendency of the Potential Business Combination on the Company’s business relationships, performance, and business generally; risks that the Potential Business Combination disrupts current plans of the Company; failure to realize the anticipated benefits of the Potential Business Combination; the inability to meet and maintain the listing of Spring Valley’s securities (or the securities of the post-combination company ) on a national securities exchange; the risk that the price of Spring Valley’s or the post-combination company’s securities may be volatile due to a variety of factors; fluctuations in spot and forward markets for lithium and uranium and certain other commodities (such as natural gas, fuel oil and electricity); restrictions on mining in the jurisdictions in which Eagle Energy Metals operates; laws and regulations governing the Company’s operation, exploration and development activities, and changes in such laws and regulations; the Company’s ability to obtain or renew the licenses and permits necessary for the operation and expansion of its existing operations and for the development, construction and commencement of new operations; risks and hazards associated with the business of mineral exploration, development and mining (including environmental hazards, potential unintended releases of contaminants, industrial accidents, unusual or unexpected geological or structural formations, pressures, cave-ins and flooding); inherent risks associated with tailings facilities and heap leach operations, including failure or leakages; the speculative nature of mineral exploration and development; the inability to determine, with certainty, production and cost estimates; inadequate or unreliable infrastructure (such as roads, bridges, power sources and water supplies); environmental regulations and legislation; the effects of climate change, extreme weather events, water scarcity, and seismic events, and the effectiveness of strategies to deal with these issues; risks relating to Eagle Energy Metals’ exploration operations; fluctuations in currency markets; the volatility of the metals markets, and its potential to impact the Company’s ability to meet its financial obligations; disputes as to the validity of mining or exploration titles or claims or rights, which constitute most of the Company’s property holdings; Eagle Energy Metals’ ability to complete and successfully integrate acquisitions; increased competition in the mining industry for properties and equipment; limited supply of materials and supply chain disruptions; relations with and claims by indigenous populations; relations with and claims by local communities and non-governmental organizations; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Spring Valley’s 2024 Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, as such factors may be updated from time to time in Spring Valley’s filings with the SEC, the registration statement on Form S-4 and the proxy statement/prospectus contained therein. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and the Company and Spring Valley undertake no duty to update such information, except as required under applicable law. Market Data and Statistics This presentation includes statistical and other industry and market data that the Company obtained from industry publications and research, surveys, studies and other similar third-party sources, as well as the Company’s estimates based on such data and on the Company’s internal sources. Such data and estimates involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. the Company believes that the information from these third-party sources is reliable; however, neither the Company nor Spring Valley independently verified them, neither the Company nor Spring Valley makes any representation as to their accuracy or completeness and neither the Company nor Spring Valley undertakes to update the data from such sources after the date of this presentation. Further, the Company’s business and the industry in which it operates is subject to a high degree of risk and uncertainty, which could cause results to differ materially from those expressed in the estimates made by the third-party sources and by the Company. In addition, this presentation contains information regarding samples from, and geological features on, various property claims, as well as information on deposits as historic data from previously published public information. The Company and Spring Valley caution investors that they has not verified historical exploration data. Except where noted, a qualified person has not done sufficient work to classify any of the references discussed in this presentation as current mineral resources or mineral reserves and these estimates are being treated as historical in nature and not as current mineral resources or mineral reserves. Accordingly, these historical estimates are presented only for the purposes of assisting in describing the extent of mineralization and to outline the exploration potential and should not be relied upon. Trademarks This presentation contains trademarks, service marks, trade names, and copyrights of the Company, Spring Valley and third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or copyrights in this presentation is not intended to, and does not imply, a relationship with the Company or Spring Valley, or an endorsement or sponsorship by or of the Company or Spring Valley. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this presentation may appear without the TM, SM, * or © symbols, but such references are not intended to indicate, in any way, that the Company or Spring Valley will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks, trade names and copyrights.

STRICTLY PRIVATE & CONFIDENTIAL © 2025 EAGLE ENERGY METALS CORP. 4 Today’s Speakers Mark Mukhija, P. Eng Chief Executive Officer & Director Kuljit (Jeet) Basi VP of Project Development & Director Yana Popova, CPA Chief Financial Officer Justus Parmar Founder & Chief Executive Officer A Visionary Leadership Team with Deep Expertise in Energy, Mining and Corporate Finance & Governance Chris Sorrells Chairman & Chief Executive Officer Robert Kaplan Chief Financial Officer Frequent speaker on:

Our Sponsor | Spring Valley Acquisition Corp. II

Leadership Team with Deep Expertise[1]



Chris Sorrells
Chairman & CEO



Robert Kaplan
CFO

- **44+** years of combined investing track record in the natural resources industry
- Strong **C-level** operational and investing expertise in nuclear
- Proprietary **network & sourcing** capabilities
- Established track record of building **publicly traded bellwethers**
- **10** natural resources IPOs since 2010 and **6** SPACs raised and/or merger to date
- Managed **multi-billion-dollar portfolios** and led complex capital raises
- Executed **400+** natural resources transactions over the past **34** years
- Deep **relationships** with institutional investors, underwriters, and advisors

(1) Includes Spring Valley management, board and sponsor.

History of Value Creation



REG
~$3.2B
>10x
$289M
2012 IPO Market Cap
2022 Acquired by Chevron

- In 2006, Mr. Sorrells brought together a combination of strategic and financial partners to lead investment in **Renewable Energy Group, Inc. (REG)**, one of the **largest global biodiesel / renewable diesel** companies
- The transaction was noted as also **one of the largest investments in biodiesel** in North America and helped transform an emerging industry into a growing sector
- Grew **revenues** from **~$85M** in 2008 to **~$2.6B** in 2019 via organic growth and an aggressive acquisition strategy
- In 2022, Renewable Energy Group was sold to **Chevron** at **~$3.2B**

Select Experience

REG | power-one | BofA SECURITIES | NUSCALE | Spring Valley
NGP ENERGY TECHNOLOGY PARTNERS | SALOMONSMITHBARNEY | Thomas Weisel Partners | FIRST ALBANY COMPANIES | STIFEL

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NUSCALE Case Study

Power for all humankind

Spring Valley Acquisition Corp II

NuScale and Spring Valley partner to form a first of its kind, publicly traded bellwether focused on SMR technology

1 Transaction Overview

KEY HIGHLIGHTS

- On December 14, 2021, NuScale announced its business combination with Spring Valley Acquisition Corp. at a pro forma **enterprise value of ~$1.9B**
- The merged company announced the **closing** of the transaction on **May 2, 2022**, and is now publicly traded on Nasdaq under the ticker symbol "**SMR**"
- As of market close on July 28, 2025, NuScale's fully diluted market cap was **$15.2B** and share price was **$50.99**

2 Target Summary

KEY HIGHLIGHTS

- Designs & markets small modular reactors (SMR), **first-to-market advanced nuclear technology** with NRC approval and **$1.3B+** invested
- First-of-its-kind projects backed by a **~$1.4B** DOE cost share with **20** additional global MOUs and **90+** customer opportunities in the pipeline
- **Capex-light model** offering recurring services, underpinned by strategic partners & over **634** patents

3 Financing Summary(1)

KEY HIGHLIGHTS

- The company **secured $381M in gross proceeds**, including a **$235M PIPE** backed by global strategic investors
- Proceeds to accelerate **commercialization** of NuScale's SMR technology
- **37.4%** redemption rate, representing the 5th fewest redemptions of the year
- **12M+** shares were traded within the first 30 trading days

Source: Public filings and FactSet (1) PIPE includes primary and secondary proceeds from sale of secondary stock to JBIC.

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Transaction Overview

Structure

- Eagle Energy Metals & Spring Valley Acquisition Corp. II have entered into a definitive agreement and plan of merger
- A fundamental institutional investor will commit up to **$30M** investment in form of **Series A Convertible Preferred Stock**, funded at the closing of the business combination
- Use of proceeds includes (1) corporate and public company cost (2) mining advancement (3) SMR phase 1 development & (4) transaction expenses

Conditions & Expenses

- **No** minimum cash condition
- Total expenses associated with the Transaction are currently anticipated to be **$7M**
- Some of Spring Valley's estimated **$5.0M** transaction expenses are expected to be paid in stock[(1)]

Valuation[(2)]

- Preliminary pre-money rollover to Eagle Shareholders of **$206M**, before any funding
- Implied pro forma equity value of **$312M**[(3)]
- Eagle Energy Metals shareholders will roll **100%** of their equity
- **Compelling De-SPAC valuation** compared to peers in the uranium & SMR sectors

Illustrative Pro Forma Ownership[(2)]



16.8%
7.4%
9.9%
65.9%
Eagle Energy Metals
SPAC Sponsor
SPAC Public Rights
Fundamental Institutional Investor(4)

(1) $2.5M of cash expenses are expected to be paid with up to 300,000 shares of stock to a service provider.
(2) Assumes 100% redemption on cash remaining in trust. Excludes impact of the 7.0M private placement warrants, 11.5M public warrants, the 1.5M earnout shares, any additional sponsor warrants if capital is added to the working capital loan and any equity compensation plan.
(3) In a case with 0% redemptions, implied pro forma equity value equates to ~$339M which accounts for $25.8M cash in trust.
(4) Depicts illustrative pro forma ownership of new investor, including shares issued in phases as part of the $30M investment.

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STRICTLY PRIVATE & CONFIDENTIAL © 2025 EAGLE ENERGY METALS CORP. 8 Visionary Leadership & Advisors Kuljit (Jeet) Basi VP of Project Development & Director • 17 years+ of technical leadership experience in global public mining companies including Newmont, Goldcorp and Teck Resources • Previously, held the position of Senior Advisor, Newmont North America for technical services, project development, and strategic planning across all of Newmont’s Canadian, U.S., and Mexican assets Mark Mukhija, P. Eng Chief Executive Officer • 16 years+ of mining experience including roles with global mining companies such as Teck Resources, Barrick, BHP & TransAlta • Previously, the General Manager Australia for Motion Metrics Pty Australia Ltd., an industrial artificial intelligence & machine learning company catering to the mining industry with a specific focus on safety and productivity • A registered Professional Engineer & graduate from the University of British Columbia with a Bachelor of Applied Science in Mining Engineering Yana Popova, CPA Chief Financial Officer • 20 years+ of financial accounting experience, having worked across a diverse range of industries • Expertise in financial reporting, auditing, and regulatory compliance • A highly skilled professional with a deep understanding of industry-specific challenges and financial practices Lauritz Barnes MAIG Resource Geologist, Aurora Energy Mike Kobler Founding CEO of American Lithium Mark Adams Global Minerals & Mining Executive Robert L. Greene Energy Executive | Navy Rear Admiral (Ret) Patrick Whibley Corporate Development at Eagle

Paradigm Change

THE WHITE HOUSE EXECUTIVE ORDERS
WASHINGTON

EAGLE ENERGY METALS

May 23, 2025

President Trump delivers **4 executive orders** to remove regulatory barriers & **unleash American nuclear energy**



Highlights of the Orders

- ✓ **Streamline** nuclear reactor approvals by restructuring the Nuclear Regulatory Commission (NRC)
- ✓ **Quadruple** U.S. nuclear power over the next **2.5** decades
- ✓ Invokes the Defense Production Act to **secure uranium & reactor fuel supply in the U.S.**
- ✓ Regain U.S. **dominant position** in nuclear energy

Impact on Uranium Supply

- ✓ **Boosts U.S. Uranium Production** by expanding domestic capacity & reducing reliance on foreign sources
  - Activate **3** experimental reactors by **July 2026**
  - Add **5 GW** of power uprates to **existing** nuclear reactors and to have **10** new large reactors under construction by 2030
- ✓ **Uranium Market Recovery**
  Analysts expect the orders to revive the uranium market and attract investment by ensuring long-term supply stability
- ✓ **Strengthens the Nuclear Supply Chain**
  Promotes policy aimed at maximizing the value of nuclear fuel and expands domestic conversion & enrichment services

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STRICTLY PRIVATE & CONFIDENTIAL $52.81 $4.50 $5.16 $5.44 $1.60 $1.50 $0.71 $79.14 $10.04 $8.99 $7.14 $3.05 $2.22 $1.41 © 2025 EAGLE ENERGY METALS CORP. 10 Upswing in Uranium / SMR Stock Prices Select Uranium Companies Select SMR Companies 49.9% 123.1% 74.2% 31.3% 90.6% 48.0% 97.8% Uranium & SMR stocks have seen a valuation reset following President Trump's recent executive orders aimed at revitalizing the U.S. nuclear industry Stock Performance Since May 22, 2025 Close Source: FactSet data as of 7/28/2025. May 22, 2025 July 28, 2025 Growth Rate $93.17 $107.62 $39.72 $25.32 $27.57 $239.40 $149.83 $75.50 $50.99 $37.88 156.9% 39.2% 90.1% 101.4% 37.4%

Investment Highlights

01 The rapid growth of **AI, quantum computing & cryptocurrency** is creating unprecedented electricity demand, straining global grids & increasing reliance on always-on, high-density power sources like nuclear energy

02 The historical underinvestment in uranium supply due to lower uranium prices has led to a **structural supply deficit** between production and requirements

03 Eagle Energy Metals has rights to the **largest mineable uranium deposit** in the U.S. (**Aurora**) with over 50Mlbs[1] in deposits & a large, near-surface deposit (**Cordex**) with **scalable resource potential** upside of 25Mlbs[2]

04 Aurora is a **near-surface**, **low-risk** & **cost-effective** deposit with **500** holes drilled while Cordex which is **adjacent** to Aurora has **100** holes drilled with many holes being **digitized**

05 Our exclusive SMR technology offers additional upside in **next-gen, distributed nuclear deployment**

06 **Veteran leadership** bring deep expertise in mining, energy, and nuclear execution, supported by strong **industry partners & advisors**

(1) Based on Australian JORC standard. SK1300 report and estimate pending.
(2) Based on preliminary geologist estimates.

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© 2025 EAGLE ENERGY METALS CORP.
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Growing Electricity Demand...

EAGLE ENERGY METALS

Historical Context	**U.S. power demand has remained mostly flat** since the mid-2000s, reflecting years of modest growth, until now
Surging Forecasts	**Utilities have nearly doubled power demand projections by 2028** due to a sharp rise in AI, quantum computing and cryptocurrency
Global Demand Outlook	Electricity's share of total energy consumption is projected to increase from **20%** today to approximately **50%** by 2050
Industrial-Scale Consumption	**Data centers could soon consume power on par with major industrialized nations**, reshaping global electricity demand profiles
National Imperative	**AI's energy demands are being likened to the Manhattan Project**, with the U.S. expected to lead in both AI development and energy generation

Electricity Demand Estimated to Almost TRIPLE by 2050



World Electricity Demand (Terawatt-hour – TWh)
21,400
28,200
29,033
38,000
59,000
76,838
165%
2010
2021
2022
2030E
2040E
2050E

Source: The New York Times and IEA World Energy Outlook 2023 Net Zero Emissions Scenario.

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STRICTLY PRIVATE & CONFIDENTIAL © 2025 EAGLE ENERGY METALS CORP. 13 …that can be Addressed by Nuclear Energy U.S. is the world's largest nuclear power producer, operating 94 reactors across 54 plants in 28 states and supplying nearly 30% of global nuclear energy Reliable capacity & baseload supply, operating at high uptime, unlike intermittent renewables Established fuel supply infrastructure and manufacturing ecosystem Next-generation nuclear reactors, such as SMRs offer improved flexibility, safety, scalability, and cost Strengthens energy security & diversification, reducing reliance on imports while ensuring stable supply amid geopolitical uncertainty President Trump declared a national energy emergency to boost domestic production and strengthen U.S. energy independence U.S. Energy Secretary Chris Wright unveiled the "Golden Era of American Energy Dominance“, highlighting America's leadership Key to meeting net-zero goals, with 30+ nations pledging to triple capacity by 2050 The Right foundation… …backed by federal support

STRICTLY PRIVATE & CONFIDENTIAL © 2025 EAGLE ENERGY METALS CORP. 14 Tech Giants Tap Nuclear Energy to Power AI Amazon buys nuclear-powered data centre from Talen Trump announces a $500 billion AI infrastructure investment in the U.S. Constellation Energy to restart Three Mile Island nuclear plant, sell the power to Microsoft for AI Nvidia strikes major AI deal at California’s last nuclear power plant Oracle is designing a data center that would be powered by three small nuclear reactors Meta will build a $10 billion AI data center in Louisiana and buy power from an Illinois nuclear plant from Constellation Energy “We estimate that one query to ChatGPT could use as much electricity as one lightbulb for about 20 minutes.” - Allen Institute for AI Source: Boston Consulting Group, the Impact of Electricity.

STRICTLY PRIVATE & CONFIDENTIAL 0 50 100 150 200 250 300 350 400 450 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2050 Targets: U.S. looking to 4x nuclear power & China aiming for nuclear energy to account for 15%+ of its electricity generation Supply Constraints: Supply has lagged due to prolonged low prices, discouraging new mining and exploration projects Structural Deficit in the Uranium Market © 2025 EAGLE ENERGY METALS CORP. 15 Global Uranium Demand / Supply Model Source: UxC Market Outlook Q3 2024. Demand - 30+ countries call to triple global nuclear capacity by 2050 Demand - High Case Demand - Base Case Projected Production Rise of AI: Data centers could drive significant uranium demand, potentially adding ~100Mlbs to demand by 2040 Geopolitical Influences: Since Russian ban on exports to the U.S., supply has become an even more acute issue for U.S. utilities Growing Reactor Fleet: Asia’s expanding reactor fleet, especially in China and India, is driving long-term uranium demand Depletions: Secondary inventories are largely drawn down & mine depletion are further tightening the uranium market Demand Supply Deficit projected to widen up to 1Blbs by 2040 (mid case) Mlbs U O3 8

STRICTLY PRIVATE & CONFIDENTIAL 0 500,000 1,000,000 1,500,000 2,000,000 2,500,000 3,000,000 3,500,000 4,000,000 4,500,000 5,000,000 5,500,000 6,000,000 2000 2003 2006 2009 2012 2015 2018 2021 P2024 First quarter Second quarter Third quarter Fourth quarter © 2025 EAGLE ENERGY METALS CORP. 16 Limited Domestic Uranium Production Given the deficit between power generation demand and mine supply…we believe uranium prices could move chaotically to the upside Natural Resource Market Commentary: Q2 2023. (1) U.S. Energy Information Administration – Uranium Marketing Annual Report – June 6, 2024. P=preliminary data Uranium concentrate production in the U.S. (2000 – 2024) • The U.S. is the world’s largest consumer of Uranium (2023 U.S, Utilities purchased >50Mlbs)(1) • Domestic production is limited, and the U.S. currently imports a significant amount of its supply from Russia and Kazakhstan Source: U.S. Energy Information Administration, Form EIA-851A & Form EIA-851Q. U.S. Uranium supply to commercial nuclear reactors (1950 – 2022) Canada - 27% Australia - 22% Kazakhstan - 22% Russia - 12% Uzbekistan - 10% Other - 5% Uranium Sources in 2023 27% 22% 22% 12% 10% 5% Lbs U O3 8 Lbs U O3 8 0.00 10,000,000.00 20,000,000.00 30,000,000.00 40,000,000.00 50,000,000.00 60,000,000.00 70,000,000.00 80,000,000.00 1950 1960 1970 1980 1990 2000 2010 2020 Domestic Production Purchased Imports

Our Mineable Uranium Deposit: Eagle Aurora[2]

EAGLE ENERGY METALS

Sound fundamentals underpin the Project

Resource Quality
- Substantial size
- **50.6Mlbs[1]** through Aurora

Great Infrastructure
- Former mining district

Clear Pathway to Development
- Promising roadmap forward

Strategic Location
- Oregon: An agreement state (NRC.gov)
- Located on BLM land for permitting clarity and efficiency

Compelling Upside
- **>25Mlbs[3]** through Cordex

Attractive Jurisdiction
- World's largest uranium consumer, negligible production
- Strong desire to re-build domestic uranium supply chain
- Bi-partisan & public support for nuclear in the U.S. (at an all-time high)
- Executive Orders to Boost Domestic Mineral Production & Unleash Nuclear Energy



OR
ID
WY
NV
UT
CO
CA
AZ
NM

EAGLE ENERGY METALS PROJECT:

The Largest Mineable, Measured & Indicated Uranium Deposit in the U.S.[1]

(1) Based on Australian JORC standard. SK1300 report and estimate pending.
(2) Eagle holds an option to purchase the Aurora Project, which will be acquired in connection with the closing of the business combination.
(3) Based on preliminary geologist estimates.

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STRICTLY PRIVATE & CONFIDENTIAL © 2025 EAGLE ENERGY METALS CORP. 18 The Largest(1) Mineable, Measured & Indicated Deposit in the U.S. • Size: 50.6Mlbs(1) • Shallow & Near-surface • 500 Holes Drilled • Low-cost Open Pit • Low Geological Risk • Flat Tabular Deposit • Open to the Northwest Eagle Energy Metals Project Aurora Deposit Snapshot Source: ASX 23 November 2022 – 34% increase in total uranium resource to 50.6Mlbs maiden measured resource declared at Aurora uranium deposit. (1) Based on Australian JORC standard. SK1300 report and estimate pending.

STRICTLY PRIVATE & CONFIDENTIAL © 2025 EAGLE ENERGY METALS CORP. 19 Potential Uranium Resource Upside: Cordex Cordex claims on NE boundary over Graben fault • Size: >25Mlbs(1) • Adjacent to Aurora • 100 Holes Drilled • Digitizing Existing Holes Deposit Snapshot Bird’s Eye Area Map Landscape Snapshot (1) Based on preliminary geologist estimates.

Strong Pathway to Development

Leveraging a **well-defined uranium resource**, **extensive drilling data**, existing **infrastructure**, and access to **low-cost hydropower** to efficiently advance a **strategically located project** through a **supportive permitting environment**

Eagle Energy Metals Project Plan



Waste Rock Storage
Bretz Mine Rehabilitation Area
Waste Water Storage
Open Pit
ROM Pad
Offices & Workshops
Haulage Road & Potential Pipeline Route
Existing Public Road
Existing Powerline
Existing Substation
Potential Conveyer Route
Oregon (Malheur County)
Nevada (Humboldt County)
Existing Sealed Public Road
Processing Facility
EAGLE ENERGY METALS
PROJECT PLAN
CLAIM AREA
PRIVATE PROPERTY
MINE SITE
PLANNED ROUTE
ROAD
POWERLINE
0
1
2 km

Extensive Resource Definition

- Extensively drilled – Aurora (500 holes)
- Moderately drilled - Cordex (100 holes)
- SK1300 Report in Progress

Project Location

- Mine located in Oregon
- Processing to occur in Nevada on private land

Infrastructure

- Government-maintained roads
- Access to low-cost hydropower
- Reliable water availability
- Close proximity to an airport

Regulatory & Permitting

- Malheur County / BLM jurisdiction supports mining development, timely and transparent approvals
- Paramount Gold (NYSE: PZG) is actively advancing the project through the permitting process

Source: ASX 23 November 2022 – 34% increase in total uranium resource to 50.6Mlbs maiden measured resource declared at Aurora uranium deposit.

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STRICTLY PRIVATE & CONFIDENTIAL © 2025 EAGLE ENERGY METALS CORP. 21 Path Forward Uranium Program Permitting Program 2025 Met Testing & Exploration • U₃O₈ metallurgical test work • Exploration drilling to define ore zones 2026 Pre-feasibility Preparation • Sample collection for Pre-Feasibility Study (PFS) • U₃O₈ metallurgical testing for PFS • Technical evaluations & data review for PFS 2027 Pre-feasibility Completion • Pre-Feasibility Study (PFS) finalized & reviewed • Project advances to Definitive Feasibility Study (DFS) Baseline Studies • Commence baseline cultural and environmental studies BLM Permit Submission • Submit Exploration Plan of Operations permit application to the BLM Federal Agency Coordination • Preparation of the Oregon Department of Geology & Mineral Industries (DOGAMI) mining permit application 2028+ Commissioning & Production • Complete DFS in late 2028 • Funding of initial capex & potential DOE grants and EPC contract • Procurement & fabrication / begin construction of infrastructure • Prestripping / begin process plant construction • Commissioning / production • Coordination with the U.S. Department of Energy (DOE), Nuclear Regulatory Commission (NRC) and Environmental Protection Agency (EPA) for federal-level environmental, safety & operational approvals DOGAMI Permit Submission

The MMR Reactor: Eagle VSLLIM[1]

EAGLE ENERGY METALS

Description

A **very-small, long-life, modular** (VSLLIM) reactor that is **walk away safe**, smaller than a shipping container, and can be factory **mass produced** off site

Features

- **Reactor Type**: Liquid Metal Cooled Fast Reactor (no pumps or moving parts)
- **Scalable Power Range**: Up to 3.3 Mwe
- **Coolant Type**: Liquid Sodium (Na)
- **Fuel Type**: Uranium Nitride (UN)
- **Enrichment**: 13.76%
- **Emergency Shutdown**: Yes
- **Refuelling Cycle**: 5.9 Years
- **Footprint**: <200m^2
- **Patent**: 1 utility patent and 3 provisional patents filed

Assembly & Deployment

Factory-assembled & deployed on a truck. Perfect for **remote communities**, **defense applications**, and **mine sites**. As many as **30** can be deployed at the **same time**

Significant R&D

R&D driven by the UNM team, led by **Dr. Mohamed El-Genk** who has authored **~400** technical papers, has 40 years of nuclear experience, a fellow of the American Nuclear Society, and his work has been cited over **9,000** times

(1) The VSLLIM reactor technology is currently in the conceptual design stage.

A Longitudinal Cross-section View of the VSLIMM Reactor


Rx Vessel Head
Ar Cover Gas
LMHP-TE Modules
Upper Plenum
Helically Coiled Tubes Na/Na HEX
Na Up Flow in Chimney
Na Flow in Downcomer
Rx Safety Shutdown Assembly
Control Rod
Rx primary & Guard Vessels
Rx Core
Na Flow in Rx Core
Lower Plenum
Metal Fins
A
A

(a) A-A Longitudinal Cross-Sectional View

VSLLIM Reactor & Other Plant Components on a Portable Platform


VSLLIM Reactor

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The SMR Reactor: Eagle SLLIM[(1)]

Description

A **larger**, **modular** reactor designed to meet higher local energy demands with flexibility, efficiency, and scalability. Ideal for **larger communities** and **data centers**

Features

- **Reactor Type**: Liquid Metal Cooled Fast Reactor (no pumps or moving parts)
- **Scalable Power Range**: Up to 33 Mwe
- **Coolant Type**: Liquid Sodium (Na)
- **Fuel Type**: Uranium Nitride (UN)
- **Enrichment**: 15.35%
- **Emergency Shutdown**: Yes
- **Refuelling Cycle**: 6.3 Years
- **Footprint**: ~1500m^2

Assembly & Deployment

The SLLIM reactor will be **factory-fabricated**, **assembled**, **sealed**, and **shipped** by rail, truck, or barge for below-ground installation. **Remotely monitored with AI** and has internal mechanisms to generate electricity for shutdowns

Flexible Design

With the **VSLLIM** and **SLLIM** designs, it positions Eagle to serve **both ends of the emerging nuclear demand curve**, from tactical outposts to AI megafarms

A Longitudinal Cross-section View of the SLIMM Reactor


Rx Vessel Head
Ar Cover Gas
Upper Plenum
Na/Na Helically Coiled Tubes HEX
Na Up Flow in Chimney
Rx Primary and Guard Vessels Upper Section
Na Flow in Down comer
Emergency Shutdown Assembly
Control Rod
Na up Flow in Rx Core
Rx Primary and Guard Vessels Lower Section
Lower Plenum
H_{HEX}
H_{Riser}
H_{Ch}

A Radial Cross-sectional View of the SLIMM Reactor Core



(1) The SLLIM reactor technology is currently in the conceptual design stage.

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STRICTLY PRIVATE & CONFIDENTIAL © 2025 EAGLE ENERGY METALS CORP. 24 Our SMR Industry Partners Note: Eagle Energy has initiated discussions and signed LOIs with some of the industry partners show above.

STRICTLY PRIVATE & CONFIDENTIAL $312 $34,783 $4,471 $4,014 $2,212 $2,005 $579 $529 $15,216 $13,644 $11,839 $5,144 $1,944 © 2025 EAGLE ENERGY METALS CORP. 25 Valuation Benchmarking Source: FactSet data as of 7/28/2025. Equity value for peers calculated on a fully diluted shares outstanding basis. Implied Pro Forma Equity Value Implied Equity Value vs. Peers ($M) Uranium SMR Average: $7,438 Median: $4,014

STRICTLY PRIVATE & CONFIDENTIAL $312 $3,357 $2,276 $2,337 $957 $148 ? $34,783 $15,216 $13,644 $11,839 $1,944 © 2025 EAGLE ENERGY METALS CORP. 26 Peer Performance Since IPO Implied Equity Value at IPO / de-SPAC vs. Current for Select Peers ($M) Source: FactSet and SPAC Research data as of 7/28/2025. Equity value for peers calculated on a fully diluted shares outstanding basis. Key Institutional Shareholders 936% 568% 484% 1,138% Implied Pro Forma Equity Value Market Cap at IPO Market Cap Today Growth Rate 1,214%

A Massive Value Creation Opportunity

EAGLE ENERGY METALS

The Right Uranium Asset

- Exclusive option to acquire the largest[1] mineable uranium deposit in the U.S.

50.6Mlbs[1]
Aurora

- Compelling upside

>25Mlbs[2]
Cordex

Uranium Market Tailwinds

- Chronic underinvestment and tight supply are driving a powerful structural bull market in uranium
- Private capital is flowing into U.S. nuclear projects at record levels, with technology giants and financial institutions backing nearly 30 GW of new nuclear capacity

Clear Pathway to Production

- Well-defined uranium resource
- Extensive drilling data
- Existing infrastructure
- Access to low-cost hydropower
- Strategically located project
- Supportive permitting environment

SMR Upside

- SMRs are emerging as the future of energy independence, offering enhanced safety, scalability, and cost-efficiency
- Eagle Energy has an exclusive SMR which can enable an integrated solution and meet insatiable demand

Prominent Stakeholders

- Visionary leadership with deep industry expertise
- Fortified by a leading sponsor team
- Supported by an extensive advisory board
- Budding investor confidence
- Extensive relationships & proprietary network

Eagle Energy is Well Positioned to Restore American Leadership in the Nuclear Industry

Source: Sprott Uranium Report June 2024.
(1) Based on Australian JORC standard. SK1300 report and estimate pending.
(2) Based on preliminary geologist estimates.

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STRICTLY PRIVATE & CONFIDENTIAL I N V E S T O R P R E S E N T A T I O N 2 0 2 5 Eagle Energy Metals Corp. 5470 Kietzke Lane, Suite 3000, Reno, NV 89511 Phone: +1-775-335-2029 www.eagleenergymetals.com Powering America: From the Ground to the Grid Thank You